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                                                                       Exhibit 3


                              AMENDED AND RESTATED
                               CODE OF REGULATIONS
                                       OF
                                HUFFY CORPORATION


        Code of Regulations of Huffy Corporation, Amended April 27, 2000
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                                      INDEX

ARTICLE I   SHAREHOLDERS

Section     A.       Annual Meeting
            B.       Special Meetings
            C.       Notice of Meetings
            D.       Proxies
            E.       Quorum -- Adjournment
            F.       Financial Reports
            G.       Notice of Shareholder Nominees
            H.       Approval and Ratification of Acts of Board of
                     Directors and of Officers
            I.       Certificates for Shares of Stock

ARTICLE II  BOARD OF DIRECTORS

Section     A.       Powers of the Board
            B.       Number of Directors
            C.       Term of Office, Removal and Vacancies
            D.       Meetings of the Board
            E.       Action Without a Meeting
            F.       Committees
            G.       Compensation
            H.       Fiscal Year
            I.       Retirement of Directors

ARTICLE III OFFICERS

Section     A.       Designation, Election and Term of Office
            B.       Chairman of the Board
            C.       President
            D.       Vice Presidents
            E.       Secretary
            F.       Treasurer
            G.       Other Officers
            H.       Compensation -- Officers and Employees

ARTICLE IV  MISCELLANEOUS

Section     A.       Seal
            B.       Indemnification of Directors and Officers
            C.       Amendments
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                              AMENDED AND RESTATED
                               CODE OF REGULATIONS
                                       OF
                                HUFFY CORPORATION

                            ARTICLE I -- SHAREHOLDERS

SECTION A.  ANNUAL MEETING

         1. The annual meeting of the shareholders of the Corporation for the election of directors and the transaction of such other business as may be specified in the notice shall be held within 120 days following the close of the Corporation's Fiscal Year.

         2. The date, hour, place and city, either within or without the State of Ohio, will be designated by the Board of Directors and will be set forth in the notice of the meeting.

         3. Either the Chairman, Vice Chairman or President shall preside at all meetings of the shareholders, depending on individual availability in that order.

SECTION B.  SPECIAL MEETINGS

         1.       Special meetings of the shareholders may be called by:

                  a.       The Chairman of the Board, or

                  b.       The President, or

                  c. The Vice President authorized to exercise the authority of the President, in case of the latter's absence, death, or disability, or

                  d.       The Board of Directors acting at a meeting, or

                  e. Not less than 50% of the Directors acting without a meeting, or

                  f. The shareholders holding of record 50% or more of all the shares outstanding and entitled to vote thereat.

         2. Any such request for a special meeting of shareholders shall state the purpose or purposes of the meeting.

         3. Upon request in writing delivered either in person or by registered mail to the President or the Secretary by any person or persons entitled to call a meeting of shareholders, such officer shall forthwith cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not more than sixty days nor less than ten days after the receipt of such request, as such officer may fix.
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         4.       Special meetings of the shareholders may be held at such time and place, either within or without the State of Ohio, as may be designated in the notice thereof.

SECTION C.  NOTICE OF MEETINGS

         1. Unless waived as provided by law, a written or printed notice of each annual or special meeting stating the time and place and the purpose or purposes thereof shall be directed to each shareholder of record entitled to vote thereat.

         2. Such notice shall be given by personal delivery or shall be mailed postage prepaid not more than sixty days nor less than ten days before any meeting. It shall be addressed to the shareholder at his or her address as it appears upon the records of the Corporation.

         3. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

SECTION D.  PROXIES

         1. Persons entitled to vote, share or to act with respect to shares at a meeting of shareholders may be represented and vote or act thereat by proxy appointed through an instrument in writing and submitted to the Secretary at or before any shareholders' meeting.

         2.       The person appointed as proxy need not be a shareholder.

         3. Notice to the Corporation, in writing or in open meeting, by the person having appointed a proxy, of the revocation of the appointment of a proxy shall not affect any vote or act previously taken or authorized at a meeting.

         4. The electronic and telephonic soliciation, delivery and appointment of proxies is permitted in accordance with and to the extent permitted under Ohio law.

SECTION E.  QUORUM -- ADJOURNMENT

         1. The holders of record of shares entitled to exercise not less than fifty percent (50%) of the voting power of the Corporation present in person or by proxy at any meeting of shareholders shall constitute a quorum.

         2. The holders of a majority of the voting shares present in person or by proxy at any meeting of shareholders, whether or not a quorum is present, may adjourn such meeting from time to time.

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SECTION F.  FINANCIAL REPORTS

         1. The financial statement shall be presented at annual shareholders' meetings or to individual shareholders, as required by law.

         2. The financial statement shall have appended thereto a certificate, as required by law.

SECTION G.  NOTICE OF SHAREHOLDER NOMINEES

         1. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than fifty (50) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than sixty (60) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth
                  (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to serving as a Director if elected); and (b) as to the shareholder giving notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed in this Section, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

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SECTION H.  APPROVAL AND RATIFICATION OF ACTS OF BOARD OF DIRECTORS AND OF
            OFFICERS

         1. Except as otherwise provided by law, any contract, act, or transaction, prospective or past, of the Corporation, or of the Board of Directors, or of the Officers may be approved or ratified by the affirmative vote at a meeting of the shareholders, or by the written consent, with or without a meeting, of the holders of record of shares entitling them to exercise a majority of the voting power of the Corporation, and such approval or ratification shall be as valid and binding as though affirmatively voted for or consented to by every shareholder of the Corporation.

SECTION I.  CERTIFICATES FOR SHARES OF STOCK

         1. The interest of each shareholder of the Corporation shall be evidenced by a certificate or certificates for shares in such form as the Board of Directors may from time to time prescribe.

         2.       Each certificate shall bear:

                  a.       A distinguishing number, and

                  b.       The signature of the President and Secretary, and

                  c.       The seal of the Corporation, and

                  d.       Such recitals as may be required by law.

         3. The certificates shall be issued in numerical order and a record kept for that purpose as required by law.

         4. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his or her attorney, upon surrender for cancellation of a certificate or certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agent may reasonably require.

         5. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it and alleged to have been lost, stolen, or destroyed, and the Board of Directors may, in its discretion require the owner, or his or her legal representatives, to give the Corporation a bond containing such terms as the Board of Directors may require to protect the Corporation or any person injured by the execution and delivery of a new certificate.

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         6.       Upon the taking of a record date of shareholders for the
                  purposes of declaring dividends, for the purposes of determining those shareholders entitled to vote at any meeting or for any other purposes, the stock transfer books of the Corporation shall not be closed, but shall remain open for the purposes of recording the issuing, transfer or other transactions in connection with the stock of the Corporation.

                        ARTICLE II -- BOARD OF DIRECTORS

SECTION A.  POWERS OF THE BOARD

         1. Except as otherwise provided by law, all the capacity of the Corporation shall be vested in and all its authority shall be exercised by the Board of Directors.

SECTION B.  NUMBER OF DIRECTORS

         1. There shall be such number of Directors, not less than four nor more than fourteen as may be fixed or changed from time to time (a) by the shareholders at a meeting called for such purpose at which a quorum is present, by the affirmative votes of the holders of a majority of the shares which are present, in person or by proxy, at the meeting and entitled to vote on such proposal or (b) by the Directors at a meeting at which a quorum is present, by the affirmative vote of a majority of the Directors which are present at the meeting, or by action taken without a meeting in a writing or writings signed by all of the Directors. No reduction in the number of Directors shall of itself have the effect of shortening the term of any incumbent Director.

SECTION C.  TERM OF OFFICE, REMOVAL AND VACANCIES

         1. A Director's term of office shall be three (3) years, except that, in order to provide for rotation of members, initially or whenever necessary a Director may be elected for a shorter term. The Board of Directors shall be divided into classes as follows: (i) if the Board of Directors has at least nine authorized members, then it shall be divided into three classes of not less than three Directors each, with the term of office of one class expiring each year, (ii) if the Board of Directors has at least six authorized members but less than nine authorized members, then it shall be divided into two classes of not less than three Directors each, with the term of office of each class expiring as determined by the Board of Directors, or (iii) if the Board of Directors has less than six authorized members, then it shall be divided into classes to the extent permitted by law. A Director shall hold office until the annual shareholders' meeting next succeeding the termination of the term for which he or she was elected and until his or her successor is elected and qualified.

         2. A vacancy or vacancies (including without limitation any vacancy or vacancies created by action of the Directors increasing the number of Directors) may be filled by a majority vote of the remaining Directors for that period of time to the next

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                  shareholders' meeting at which meeting the shareholders will elect a Director to fill the unexpired portion of any term of office.

SECTION D.  MEETINGS OF THE BOARD

         1. The regular meetings of the Board of Directors shall be held immediately after the annual meeting of the shareholders and at such other times as may be fixed by the Board of Directors, and such meetings may be held without further notice.

         2. Special meetings of the Board of Directors may be held at any time upon call of:

                  a.       The Chairman of the Board, or

                  b.       The President, or

                  c. The Vice-President authorized to exercise the authority of the President in case of latter's absence, death or disability, or

                  d.       Two of the duly elected or appointed and qualified
                           Directors.

Notice of the time and place of special meetings shall be served upon or telephoned to each Director at least twenty-four hours, or mailed or faxed to each Director at his or her address as shown by the books of the Corporation at least forty-eight hours, prior to the time of the meeting, which notice need not specify the purposes of the meeting. Such notice may be waived as provided by law.

         3. Meetings of the Board of Directors, whether regular or special, may be held at any place either within or without the State of Ohio.

         4. Not less than 50% of the duly elected or appointed and qualified Directors of the Corporation shall constitute a quorum for the transaction of business. The act of a majority of Directors present at a meeting, at which a quorum is present shall be the act of Directors.

         5. The majority of the Directors present at any meeting, whether or not a quorum is present, may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall attend.

SECTION E.  ACTION WITHOUT A MEETING

         1. Any action which may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting in a writing or writings signed by all of the Directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

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SECTION F.  COMMITTEES

         1. The Board of Directors may from time to time appoint three or more Directors to constitute an Executive Committee and one or more other committees of Directors. The resolution establishing each such committee shall specify a designation by which it shall be known and shall fix its powers and authority. The Board of Directors may delegate to any such committee any of the authority of the Board of Directors, however, conferred, other than that of filling vacancies among the Directors or in any committee of the Directors.

         2. The Board of Directors may likewise appoint one or more Directors as alternate members of any such committee, who may take the place of any absent member or members at any meeting of such committee.

         3. Each such committee shall serve at the pleasure of the Board of Directors, shall act only at the intervals between meetings of the Board of Directors, and shall be subject to the control and direction of the Board of Directors.

         4. An act or authorization of an act by any such committee within the authority delegated to it by the resolution establishing it shall be effective for all purposes as the act or authorization of the Board of Directors.

         5. In every case the affirmative vote of a majority in meeting or the consent in writing of all the members of any such committee shall be necessary for the approval of any action.

         6. Each committee shall keep written records of all meetings and actions.

SECTION G.  COMPENSATION

         1. The Board of Directors is empowered to fix the amount of and authorize the payment of compensation to the Directors and of the Executive Committee and other committees for services rendered to the Corporation and of reimbursement for traveling expenses incurred in attending meetings.

SECTION H.  FISCAL YEAR

         1. The fiscal year of the Corporation shall end on the last day of December in each year, or on such other day as may be fixed from time to time by the Board of Directors.

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SECTION I.  RETIREMENT OF DIRECTORS

         1.       Non-Employee Directors

                  a. A non-employee Director who reaches the age of seventy (70) years during his or her term of office as a Director, shall retire from the board, effective the next quarterly Directors' meeting following the date on which he or she attained the age of seventy
                           (70) years. Thereafter such Director shall, during his or her lifetime, have the title of Director Emeritus.

         2.       Employee Directors

                  a. A Director, other than the President or Chairman of the Board, who is an employee of the Corporation shall retire as a Director as of the date he or she terminates his or her active employment with the Corporation and shall thereafter, during his or her lifetime, have the title of Director Emeritus.

                  b. A Director who has served the Corporation as President and/or Chairman of the Board at the time of his or her retirement from active employment shall not be nominated for a term of office as Director, the election for which would be held after he or she has attained the age of seventy (70). A Director who is not re-nominated for office by virtue of this covenant shall thereafter, during his or her lifetime, have the title of Director Emeritus.

         3. If the Board of Directors shall be confronted with an unusual situation that to it seems to require relaxation of any of the foregoing rules, the Board of Directors shall have power, by resolution, to establish or re-establish the retirement age, or otherwise waive the age limitation of any Director or former Director, so as to qualify him or her to serve longer, or again, as a Director.

                             ARTICLE III -- OFFICERS

SECTION A.  DESIGNATION, ELECTION AND TERM OF OFFICE

         1. The Corporation may have a Chairman of the Board, and shall have a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors may from time to time determine.

         2. The Chairman of the Board and the President shall be Directors, but no one of the other officers need be a Director.

         3. Any two or more offices may be held by one person. However, no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or by these regulations to be executed, acknowledged, or verified by two or more officers.

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         4.       If there be more than one Vice President, the Board of
                  Directors may designate their seniority through the method it selects and/or the particular department or function of the Corporation over which they shall have charge.

         5. All officers of the Corporation shall be elected by the Board of Directors.

         6. Each officer shall hold office until his or her successor is chosen and qualified, unless otherwise specified by the Board of Directors.

         7. The Board of Directors may fill any vacancy in any office occurring from whatever reason.

SECTION B.  CHAIRMAN OF THE BOARD

         1. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have such other authority and duties as may be delegated by the Board of Directors.

SECTION C.  PRESIDENT

         1. The President shall preside at all meetings of Board of Directors, except for meetings of the Board of Directors at which the Chairman of the Board presides in accordance with the preceding Section.

         2. Subject to the direction of the Board of Directors, the President shall have the general executive supervision over the property, business, and affairs of the Corporation.

         3. The President shall have such other duties and powers as may be assigned to or invested in him or her by the Board of Directors.

SECTION D.  VICE PRESIDENTS

         1. The Vice Presidents, in the order of their seniority by designation shall perform the duties of the President in his or her absence or during his or her disability to act. The Vice Presidents shall have such other duties and powers as may be assigned to or invested in them by the Board of Directors or by the President.

SECTION E.  SECRETARY

         1. The Secretary shall issue notices of all meetings for which notices require to be given, shall keep the minutes of the meetings, shall have charge of the corporate seal and corporate record books and shall have other duties and powers as may be assigned to or invested in him or her by the Board of Directors or by the President.

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SECTION F.  TREASURER

         1. The Treasurer shall have charge of all moneys and securities of the Corporation.

         2. The Treasurer shall cause to be kept adequate and correct account of the Corporation's business transactions and shall have general charge and supervision of financial reports.

         3. The Treasurer shall have such other duties and powers as may be assigned to or invested in him or her by the Board of Directors or by the President.

SECTION G.  OTHER OFFICERS

         1. Other officers of the Corporation shall have such duties and powers as may be assigned to or invested in them by the Board of Directors or by the President.

SECTION H.  COMPENSATION -- OFFICERS AND EMPLOYEES

         1. The compensation of officers and employees of the Corporation, or the method of fixing such compensation, shall be determined by or pursuant to authority conferred by the Board of Directors or any committee of the Board of Directors.

         2. Such compensation may include retirement, disability, and death benefits, and may be by way of fixed salary, or on the basis of earnings of the Corporation, or any combination thereof, or otherwise, as may be determined or authorized from time to time by the Board of Directors or any committee of the Board of Directors.

                           ARTICLE IV -- MISCELLANEOUS

SECTION A.  SEAL

         1. The seal of the Corporation shall be circular with the words "HUFFY CORPORATION" and "DAYTON, O." surrounding the word "SEAL" .

SECTION B.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         1. The Corporation shall, and hereby agrees to, indemnify any person who served or serves as a director, officer, employee or agent of the Corporation, or who served or serves at the request of the Corporation as a director, trustee, officer, employee or agent of another Corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust, or other enterprise, against any and all losses, liabilities, damages, and expenses, including attorney's fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid in settlement, incurred by such person, in connection with any claim, action, suit, or proceeding, including any action or suit by or in the right of the Corporation

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                  (whether threatened, pending or completed and whether civil, criminal, administrative, or investigative, including appeals), by reason of any act or omission to act as such director, trustee, officer, employee or agent, to the full extent permitted by Ohio law including, without limitation, the provisions of Section 1701.13 of the Ohio Revised Code, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment).

                  Further, unless at the time of a Director's act or omission to act that is the subject of an action, suit, or proceeding referred to in this Section B of Article IV, the Articles of Incorporation or the Code of Regulations of this Corporation state by specific reference to Section 1701.13(E)(5)(a) of the Ohio Revised Code that the provisions of Section 1701.13(E)(5)(a) do not apply to the Corporation, and unless the only liability asserted against a Director in an action, suit or proceeding referred to in this Section B of Article IV is pursuant to Section 1701.95 of the Ohio Revised Code, then all expenses, including attorney's fees, incurred by a Director in defending the action, suit or proceeding shall be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Director in which he or she agrees to do both of the following:

                  a. Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his or her action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation;

                  b. Reasonably cooperate with the Corporation concerning the action, suit, or proceeding.

         The indemnification authorized by this Article IV shall not be exclusive of, and shall be in addition to, any other rights granted to any person seeking indemnification under the Articles of Incorporation, this Code of Regulations or any agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         The Corporation may purchase and maintain insurance, or furnish similar protection, including but not limited to trust funds, letters of credit or self insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the

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power to indemnify him or her against such liability under Ohio law. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

SECTION C.  AMENDMENTS

         1. This Code of Regulations may be amended or repealed only by the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of the Corporation, at a meeting of the shareholders held for such purpose, or without a meeting by the unanimous written consent of all of the shareholders of the Corporation.

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